UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 2, 2006

DB COMMODITY INDEX TRACKING FUND

DB COMMODITY INDEX TRACKING MASTER FUND

(Exact name of each Registrant as specified in its Charter)

DB Commodity Index Tracking Fund – Delaware DB Commodity Index Tracking Master Fund – Delaware	DB Commodity Index Tracking Fund - 32-6042243 DB Commodity Index Tracking Master Fund - 30-0317551
(State or other jurisdiction of incorporation or organization)	(IRS Employer ID Number)

c/o DB Commodity Services LLC 60 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

001-32726

001-32727

(Commission File Number)

(212) 250-5883

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

DB Commodity Services LLC, the Managing Owner of DB Commodity Index Tracking Fund (the “Fund”) and DB Commodity Index Tracking Master Fund (the “Master Fund”) has determined to:

•	reduce the cap on Organization and Offering Expenses of the Master Fund in each month to 0.10% per annum of the net asset value of the Master Fund as of the beginning of such month from 0.50%; and

•	reduce the original estimate of Brokerage Commissions and Fees of 0.40% per annum of the net asset value of the Master Fund in any year to 0.20% per annum of the net asset value of the Master Fund in any year.

Based on the revised Organization and Offering Expense cap and estimated brokerage commissions of 0.20% per annum discussed above, total management fees, brokerage commissions, Organization and Offering Expense reimbursement and routine operational, administrative and ordinary expenses, before interest income, are estimated to be 1.30% per Share of the Fund, rather than the aggregate of 1.90% reflected in the breakeven table set forth in the Prospectus for the Fund dated January 17, 2006.

It is expected that interest income will exceed the fees and costs incurred during the continuous offering period. Accordingly, based on current interest income of 4.59% per annum of the net asset value of the Master Fund, the 12-Month Breakeven amount (continuous offering period) is either (i) $(0.82) or (3.29)% per Share, or (ii) $(164,500) or (3.29)% per Basket. The Breakeven Table below reflects the foregoing changes.

“Breakeven Table”

	Shares of the Fund[1]		Basket[2]
	$	%	$	%
Expense
Underwriting Discount[3]	N/A	N/A	N/A	N/A
Management Fee[4]	$0.24	0.95%	$47,500	0.95%
Organization and Offering Expense Reimbursement[5]	$0.03	0.10%	$5,000	0.10%
Brokerage Commissions and Fees[6]	$0.05	0.20%	$10,000	0.20%
Routine Operational, Administrative and Other Ordinary Expenses[7,8]	$0.01	0.05%	$2,500	0.05%
Interest Income[9]	$(1.15)	(4.59)%	$(229,500)	(4.59)%
12-Month Break Even (initial offering period)	$(0.07)	(0.29)%	$(14,500)	(0.29)%
12-Month Break Even (continuous offering period)[10,11]	$(0.82)	(3.29)%	$(164,500)	(3.29)%

1.	The breakeven analysis set forth in this column assumes that the Shares have a constant month-end net asset value and is based on $25.00 as the net asset value per Share. See “Charges” on page 39 for an explanation of the expenses included in the “Breakeven Table.”
2.	The breakeven analysis set forth in this column assumes that Baskets have a constant month-end net asset value and is based on $5 million as the net asset value per Basket. See “Charges” on page 39 for an explanation of the expenses included in the “Breakeven Table.”

3.	The upfront selling commission was charged only in respect of Shares sold during the initial offering period.
4.	From the Management Fee, the Managing Owner will be responsible for paying the fees and expenses of the Administrator and the Distributor.
5.	Expense levels are assumed to be at the maximum permissible amount. Actual expenses may be lower.
6.	The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Master Fund and the specific futures contracts traded.
7.	Routine operational, administrative and other ordinary expenses not paid by the Managing Owner out of the Management Fee include annual legal and audit expenses and other expenses that are fixed in amount and not charged as a percentage of net asset value. Consequently, the percentage of net asset value represented by these expenses will decrease as net asset value increases and vice-versa. These estimates are based on a net asset value of $50 million.
8.	In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.
9.	Interest income currently is estimated to be earned at a rate of 4.59%, based upon the current yield on 3 month U.S. Treasury bills.
10.	It is expected that interest income will exceed the fees and costs incurred, other than selling commissions, in respect of Shares purchased during the continuous offering period.
11.	You may pay customary brokerage commissions in connection with purchases of Shares during the continuous offering period. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the breakeven table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DB Commodity Index Tracking Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ Kevin Rich
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

By:	/s/ Noam Berk
Name:	Noam Berk
Title:	Director and Treasurer

DB Commodity Index Tracking Master Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ Kevin Rich
Name:	Kevin Rich
Title:	Director and Chief Executive Officer

By:	/s/ Noam Berk
Name:	Noam Berk
Title:	Director and Treasurer

Date: March 2, 2006

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